SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC  20549


                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
               Securities and Exchange Act of 1934


        Date of Report (Date of earliest event reported)  April 13, 1995

               PAINE WEBBER QUALIFIED PLAN PROPERTY FUND FOUR, LP
             (Exact name of registrant as specified in its charter)

       Delaware                  0-15036               04-2841746
(State or other jurisdiction) (Commission           (IRS Employer
of incorporation            File Number)            Identification No.)



265 Franklin Street, Boston, Massachusetts                 02110
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code (617) 439-8118

     (Former name or address, if changed since last report)
                                    FORM 8-K
                                 CURRENT REPORT

               PAINE WEBBER QUALIFIED PLAN PROPERTY FUND FOUR, LP

ITEM 2 - DISPOSITION OF ASSETS

  Cordova Creek - Memphis, Tennessee

  Disposition Date - April 13, 1995

On April 13, 1995, the Partnership sold the Cordova Creek Apartments, located in Memphis, Tennessee, to an unaffiliated third party for $9,100,000. After payment of required transaction costs and compensation to Paine Webber Qualified Plan Property Fund Three, LP, an affiliated partnership, for its 3.5% equity interest in the property, the net proceeds realized by the Partnership from the sale were approximately $8.6 million. Management expects to distribute substantially all of the net proceeds to the Limited Partners, most likely in June 1995.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

  (a)  Financial Statements:  None

  (b)  Exhibits:

          (1) Agreement of Purchase and Sale between Paine Webber Qualified Plan Property Fund Three, LP, Paine Webber Qualified Plan Property Fund Four, LP, and SRE Acquisition Corp.

          (2) Amendment letter dated February 27, 1995 to Agreement of Purchase and Sale between Paine Webber Qualified Plan Property Fund Three, LP, Paine Webber Qualified Plan Property Fund Four, LP, and SRE Acquisition Corp.

          (3) Amendment letter dated March 20, 1995 to Agreement of Purchase and Sale between Paine Webber Qualified Plan Property Fund Three, LP, Paine Webber Qualified Plan Property Fund Four, LP, and SRE Acquisition Corp.

          (4) Amendment dated April 12, 1995 to Agreement of Purchase and Sale between Paine Webber Qualified Plan Property Fund Three, LP, Paine Webber Qualified Plan Property Fund Four, LP, and SRE
              Acquisition Corp.                            FORM 8-K

                         CURRENT REPORT

               PAINE WEBBER QUALIFIED PLAN PROPERTY FUND FOUR, LP



                           SIGNATURES



     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          PAINE WEBBER QUALIFIED PLAN
                             PROPERTY FUND FOUR, LP
                                  (Registrant)



                         By:/s/ Walter V. Arnold
                           Walter V. Arnold
                           Senior Vice President and
                           Chief Financial Officer


Date:  April 18, 1995                                            CONFORMED COPY





                      AGREEMENT OF PURCHASE

                            AND SALE

                  dated as of January 12, 1995

                             between

     PAINEWEBBER QUALIFIED PLAN PROPERTY FUND THREE, LP, and
       PAINEWEBBER QUALIFIED PLAN PROPERTY FUND FOUR, LP,
                    collectively, as Seller,

                               and

                     SRE ACQUISITION CORP.,
                          as Purchaser





                    Cordova Creek Apartments
                       Cordova, Tennessee                TABLE OF CONTENTS

                                                             Page

                            ARTICLE I
               DEFINITIONS; RULES OF CONSTRUCTION

          1.1  Definitions....................................  1
          1.2  Rules of Construction..........................  4

                           ARTICLE II
                       PURCHASE AND SALE;
                    PAYMENT OF PURCHASE PRICE

          2.1  Purchase and Sale; Deposit.....................  4
          2.2  Payment of Purchase Price......................  4
          2.3  Inspection and Review..........................  5

                           ARTICLE III
       SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

          3.1  Organization and Power.........................  6
          3.2  Authorization and Execution....................  6
          3.3  Noncontravention...............................  7
          3.4  Litigation.....................................  7
          3.5  Bankruptcy.....................................  7
          3.6  Brokerage Commission...........................  7
          3.7  Title..........................................  7
          3.8  Leases and Rent Rolls; Schedules...............  7
          3.9  Employees......................................  8

                           ARTICLE IV
      PURCHASER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

          4.1  Organization and Power.........................  9
          4.2  Authorization and Execution.................... 10
          4.3  Noncontravention............................... 10
          4.4  Litigation..................................... 10
          4.5  Bankruptcy..................................... 10
          4.6  Brokerage Commission........................... 10

                            ARTICLE V
                             CLOSING

          5.1  Closing........................................ 10
          5.2  Seller's Deliveries............................ 11
          5.3  Purchaser's Deliveries......................... 12
          5.4  Closing Costs.................................. 12
          5.5  Income and Expense Allocations................. 12
          5.6  Lease Deposits and Fees........................ 13
          5.7  Conditions of Closing.......................... 14
          5.8  Operations Pending Closing..................... 15

                           ARTICLE VI
                   CONDEMNATION; RISK OF LOSS

          6.1  Condemnation................................... 16
          6.2  Casualty....................................... 16
                           ARTICLE VII
          LIABILITY OF PURCHASER; TERMINATION BY SELLER

          7.1  Liability of Purchaser......................... 17
          7.2  Termination by Purchaser....................... 17
          7.3  Termination by Seller.......................... 17

                          ARTICLE VIII
                  ACKNOWLEDGMENTS OF PURCHASER

          8.1  Acceptance of Property......................... 17
          8.2  Inspections.................................... 17

                           ARTICLE IX
                    MISCELLANEOUS PROVISIONS

          9.1  Completeness; Modification..................... 18
          9.2  Assignments.................................... 18
          9.3  Successors and Assigns......................... 18
          9.4  Days........................................... 18
          9.5  Governing Law.................................. 18
          9.6  Counterparts................................... 19
          9.7  Severability................................... 19
          9.8  Costs.......................................... 19
          9.9  Notices........................................ 19
          9.10 Incorporation by Reference..................... 20
          9.11 Further Assurances............................. 20
          9.12 No Partnership................................. 20
          9.13 Time of Essence................................ 20
          9.14 Survival....................................... 20
          9.15 Confidentiality................................ 20

                            ARTICLE X
                          ESCROW AGENT

          10.1 Employment..................................... 21
          10.2 Exculpation.................................... 21



EXHIBITS


     Exhibit A  -   Description of Land
     Exhibit B  -   Permitted Title Exceptions
     Exhibit C  -   Rent Roll
     Exhibit D  -   List of Tangible Personal Property
     Exhibit E  -   Form of Standard Lease

SCHEDULES
     Schedule III  -  Exceptions to Seller's Representations and Warranties
     Schedule 5.8  -  Standard Lease Terms

[COPIES OF THE EXHIBITS AND SCHEDULES WILL BE FILED WITH THE SECURITIES AND
EXCHANGE COMMISSION UPON REQUEST.]      AGREEMENT OF PURCHASE AND SALE


     THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement"), dated as of January 12, 1995, among PAINEWEBBER QUALIFIED PROPERTY FUND THREE, LP, and PAINEWEBBER QUALIFIED PROPERTY FUND FOUR, LP, a Delaware limited partnership (collectively, the "Seller"), and SRE ACQUISITION CORP., a Delaware corporation (the "Purchaser"), provides as follows:


                            ARTICLE I
          DEFINITIONS; RULES OF CONSTRUCTION{tc  \l 1 "     ARTICLE I
              DEFINITIONS; RULES OF CONSTRUCTION"}

     1.1  Definitions{tc  \l 2 "   1.1  Definitions"}.  The following terms
shall have the indicated meanings:

          "Act of Bankruptcy" shall mean if a party hereto or any general partner thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) admit in writing its inability to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (e) be adjudicated bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts,
(g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (h) take any corporate action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof, in any court of competent jurisdiction seeking (a) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner, (b) the appointment of a receiver, custodian, trustee or liquidator or such party or general partner of all or any substantial part of its assets, or (c) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereafter in effect) judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 consecutive days.

          "Bill of Sale and Assignment" shall mean that certain bill of sale and assignment conveying title to the Tangible Personal Property from the Seller to the Purchaser, assigning to the Purchaser all of the Seller's right, title and interest in and to the Intangible Personal Property and confirming the representations and warranties set forth in Section 3.7 hereof as to the Tangible Personal Property.

          "Closing" shall mean the closing of the purchase and sale of the Property, which shall occur on the Closing Date.

          "Closing Date" shall have the meaning set forth in Section 5.1 hereof. "Deed" shall mean that certain deed conveying title to the Real
Property with special warranty from the Seller to the Purchaser, subject only to the Permitted Title Exceptions.

          "Deposit" shall mean collectively (i) the earnest money deposit in the amount of $100,000.00 to be paid by the Purchaser to the Escrow Agent in escrow upon the execution hereof, and (ii) all interest earned thereon. The Deposit shall be invested by the Escrow Agent in the manner acceptable to Seller and Purchaser in accordance with the terms and provisions of this Agreement.

          "Documentary Information" shall have the meaning set forth in Section 2.3.

          "Due Diligence Period" shall have the meaning set forth in Section
2.3.

          "Escrow Agent" shall mean First American Title Insurance Company, which shall also be the issuer of the owner's title insurance policy referred to in Section 5.7(b) hereof.

          "Governmental Body" means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

          "Improvements" shall mean all buildings, improvements, fixtures and other items of real estate located on the Land.

          "Intangible Personal Property" shall mean all intangible personal property owned or possessed by the Seller and used in connection with the ownership, operation, leasing, occupancy or maintenance of the Property, including, without limitation, the right to use the trade name "Cordova Creek Apartments" and all variations thereof, all of the Leases and any future leases of space in the Property and all Operating Agreements, all governmental permits and licenses (to the extent legally assignable), all guarantees and warranties relating to the Property, all marketing, advertising and promotional materials relating to the Property and in use as of the date hereof, and, except to the extent such telephone number is the number of the manager of the Property, the telephone number currently assigned to the Property, but excluding (i) any of the aforesaid rights the Purchaser elects not to acquire and (ii) the Seller's cash on hand, in bank accounts and invested with financial institutions.

          "Land" shall mean that certain parcel of real estate lying and being in Shelby County, Tennessee, as more particularly described on Exhibit A attached hereto, together with all easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining.

          "Leases" shall mean all of the leases now in effect with respect to the Property, as indicated on the Rent Roll.

          "Operating Agreements" shall mean the service contracts and other agreements, if any, in effect with respect to the construction, ownership, operation, leasing, occupancy or maintenance of the Property, other than the property management agreement between Seller and the Property Manager.

          "Permitted Title Exceptions" shall mean those exceptions to title to the Real Property that are shown on Exhibit B attached hereto, and such other exceptions reflected in the commitment for an owner's title insurance policy obtained during the Due Diligence Period and to which Purchaser does not object in writing prior to the end of the Due Diligence Period, in accordance with
Section 2.3 hereof.

          "Property" shall mean collectively the Real Property, the Tangible Personal Property and the Intangible Personal Property.

          "Property Manager" shall mean Associated Management, Ltd.

          "Purchase Price" shall mean $9,100,000.00, payable in the manner described in Section 2.2.

          "Real Property" shall mean the Land and the Improvements.

          "Rent Roll" shall mean that certain rent roll, dated as of November 30, 1994, attached hereto as Exhibit C.

          "Seller's Best Knowledge" shall mean the actual knowledge, information and belief of the Seller, after reasonable inquiry to the Property Manager.

          "Tangible Personal Property" shall mean the items of personal property owned by the Seller, used in connection with the Property and listed on Exhibit D hereto.

          "Utilities" shall mean all utility facilities and services necessary for the operation and occupancy of the Property.

     1.2  Rules of Construction{tc  \l 2 "   1.2  Rules of Construction"}.  The
following rules shall apply to the construction and interpretation of this
Agreement:
          (a) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

          (b) All references herein to particular articles, sections or subsections, subsections or clauses are references to articles, sections, subsections or clauses of this Agreement.

          (c) The table of contents and headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

          (d) Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto or amendments hereof.



                           ARTICLE II
                       PURCHASE AND SALE;
              PAYMENT OF PURCHASE PRICE{tc  \l 1 "     ARTICLE II
                       PURCHASE AND SALE;
                   PAYMENT OF PURCHASE PRICE"}

     2.1  Purchase and Sale; Deposit{tc  \l 2 "   2.1  Purchase and Sale;
Deposit"}. The Seller agrees to sell and the Purchaser agrees to acquire the Property for the Purchase Price and in accordance with the other terms and conditions set forth herein. The Deposit shall be paid to the Escrow Agent by the close of business on the date on which this Agreement has been fully executed by all of the parties hereto.

     2.2  Payment of Purchase Price{tc  \l 2 "    2.2  Payment of Purchase
Price"}. The Purchase Price shall be paid to the Seller in the following manner:

          (a) The Purchaser shall receive a credit against the Purchase Price in an amount equal to the Deposit.

          (b) The Purchaser shall pay the balance of the Purchase Price, as adjusted by the prorations and expenses to be paid by the Seller hereunder, to the Seller before 12:00 noon on the date of Closing by making a wire transfer of immediately available federal funds to the account of the Seller at a bank or trust company located in the continental United States and specified in writing by the Seller.

     2.3  Inspection and Review{tc  \l 2 "   2.3  Inspection and Review"}.  (a)
Purchaser may inspect the Property and conduct at Purchaser's election and expense, inspections and testing of the Property at any reasonable time during business hours (in the presence of the Property Manager, if available) from the date hereof until the date that is 45 days from the date hereof (the "Due Diligence Period"). Such inspection rights shall include Purchaser's right to inspect all books, records, correspondence, surveys and other studies, reports and documentary information in Seller's possession or under Seller's control with respect to the Property, including, without limitation, all records relating to governmental licenses and permits, utilities and compliance with applicable laws (collectively, the "Documentary Information") and Purchaser may make copies of the same at its own expense. Seller will make such Documentary Information available to Purchaser at Seller's offices in Boston, Massachusetts or at the Property. If, during the Due Diligence Period, as a result of the referenced inspections, testings and reviews or for any other reason, or for no reason, the Purchaser shall determine in its sole discretion that it is not satisfied with the Property in any respect, then the Purchaser shall have the right to terminate this Agreement by written notice to Seller given no later than the last day of the Due Diligence Period, in which event the Deposit shall promptly be returned to the Purchaser in accordance with the provisions hereof and neither party shall have any further liability to the other party under this Agreement.

     (b) If such inspection reveals any fact or condition unacceptable to Purchaser, at the option of the Purchaser, the Purchaser may in lieu of terminating the Agreement notify the Seller of such defect or condition in writing prior to the expiration of the Due Diligence Period and offer Seller the option of curing such defect or condition. If the Seller elects to cure such defect or condition, Seller shall use its best efforts to cure such fact or condition prior to Closing but shall not be obligated to expend any funds in doing so. Seller agrees to notify the Purchaser within five business days after receipt of such notice of the specific objectionable conditions it will attempt to cure as well as the steps it proposes to take to accomplish such cure and Seller's cure of such condition shall be a condition to Purchaser's obligations to close under this Agreement. If Seller notifies the Purchaser that Seller does not elect to exercise such cure option, then the Purchaser shall have the right to terminate this Agreement by written notice to Seller provided within 2 business days of receipt of Seller's notice, in which event the Deposit shall promptly be returned to the Purchaser in accordance with the provisions hereof and neither party shall have any further liability to the other party under this Agreement. Otherwise, such fact or condition shall be deemed acceptable to Purchaser.

     (c) If the Purchaser fails to terminate this Agreement in strict compliance with this Section 2.3, then Purchaser shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 2.3 and shall be deemed to have elected to proceed to Closing.

     (d) If this Agreement is terminated pursuant to this Section 2.3, neither party shall have any further obligations under this Agreement except as herein specifically provided. Purchaser shall, within ten days following such termination, return to Seller copies of all feasibility studies, surveys, engineering reports and all other Documentary Information obtained by Purchaser from Seller.

     (e) Purchaser hereby agrees to promptly repair any damage resulting to the Property from such inspections and tests and to indemnify and defend Seller and hold Seller harmless against any injury, loss or damage, including reasonable attorney's fees, suffered as a result of such inspections and testing, and against any damage to the Property caused by such inspections and testing.

     (f) Within five Business Days from the date hereof, Seller will deliver to Purchaser a list of the Operating Agreements. On or before the last day of the Due Diligence Period, unless Purchaser has provided written notice to Seller of Purchaser's election to terminate this Agreement, Purchaser shall provide written notice to Seller of the Operating Agreements that Purchaser desires to have terminated by Seller. Seller will terminate at or before Closing such of the Operating Agreements identified in such notice as those to be terminated at Closing.
     (g) All notices given pursuant to this Section 2.3 shall be in writing and shall be delivered, prepaid, by Federal Express or comparable overnight delivery service to the party to whom such notice is addressed, with a copy to whoever is specified in Section 9.9 of this Agreement.


                           ARTICLE III
  SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS{tc  \l 1 "  ARTICLE III
      SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS"}

     To induce the Purchaser to enter into this Agreement and to purchase the Property, except otherwise disclosed in Schedule III (other than in the case of Subsections 3.1, 3.2, 3.3, 3.5, 3.6 and 3.7), the Seller hereby makes the following representations, warranties and covenants with respect to the Property, upon each of which the Seller acknowledges and agrees that the Purchaser is entitled to rely and has relied:

     3.1 Organization and Power{tc \l 2 " 3.1 Organization and Power"}. The Seller is a limited partnership duly formed and validly existing under the laws of the State of Delaware, and has all requisite partnership powers and all authorizations, consents and approvals to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered on behalf of the Seller hereunder.

     3.2 Authorization and Execution{tc \l 2 " 3.2 Authorization and Execution"}. This Agreement has been duly authorized by all necessary partnership action on the part of the Seller, has been duly executed and delivered by the Seller, constitutes the valid and binding agreement of the Seller and is enforceable in accordance with its terms.
     3.3  Noncontravention{tc  \l 2 "   3.3  Noncontravention"}.  The execution
and delivery of and the performance by the Seller of its obligations hereunder, do not and will not contravene, or constitute a default under, any provisions of applicable law or regulation, the Seller's partnership agreement and certificate of limited partnership or any agreement, judgment, injunction, order, decree or other instrument binding upon the Seller, or result in the creation of any lien or other encumbrance on any asset of the Seller.

     3.4  Litigation{tc  \l 2 "    3.4  Litigation"}.  There is no action, suit
or proceeding, pending or known to be threatened against or affecting the Seller or any general partner of the Seller in any court, before any arbitrator or before or by any Governmental Body which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which the Seller is a party or by which it is bound and that is or is to be used in connection with, or is contemplated by, this Agreement, or (b) could create a lien on the Property, any part thereof or any interest therein. To Seller's Best Knowledge, there is no litigation or administrative proceeding (including without limitation any condemnation or eminent domain proceeding) pending or threatened with respect to the Property.

     3.5  Bankruptcy{tc  \l 2 "    3.5  Bankruptcy"}.  No Act of Bankruptcy has
occurred with respect to the Seller or any general partner thereof.

     3.6  Brokerage Commission{tc  \l 2 "    3.6  Brokerage Commission"}.  The
Seller has not engaged the services of, and is not and will not become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein.
     3.7  Title{tc  \l 2 "    3.7  Title"}.  Seller is the owner of title in fee
simple to the Real Property, subject to Permitted Title Exceptions, and no person (including, to Seller's Best Knowledge, any tenant) has any option to purchase or right of first refusal with respect to the Real Property or any part thereof. Seller is the owner of good title to the Tangible Personal Property, free and clear of all security interests, liens and encumbrances.

     3.8 Leases and Rent Rolls; Schedules{tc \l 2 " 3.8 Leases and Rent Rolls; Schedules"}. To Seller's Best Knowledge:

     (a) the Rent Roll is, as of the date hereof, and the updated rent roll to be delivered at Closing, when delivered, will be, true and correct in all material respects;

     (b) the form of lease signed by the tenants whose names appear on the Rent Roll, and the form of lease to be used from the date of this Agreement until the Closing Date, is attached as Exhibit E;

     (c) no services are provided to any tenant except as described in form of lease attached as Exhibit E;

     (d) the rents stated on the Rent Roll and to be stated on the rent roll to be delivered at Closing comply with all applicable laws and are not subject to any rent control regulation or to any agreement with any governmental authority restricting or imposing income qualifications with respect to any of the units or any of the tenants of the Real Property, and Seller does not receive, and has not received, any form of rental assistance payments on behalf of any tenant as provided in 42 U.S.C. Section 1437, et seq.; and

     (e) the list of Operating Agreements to be provided by Seller will be, and the information contained in Exhibit D is as of the date hereof, true and correct in all material respects.

The Rent Roll and the updated rent roll to be delivered at Closing includes, or will include, all free rent, subtenancies and defaults, and specifies, or will specify, whether any rental units are furnished.

     3.9  Employees{tc  \l 2 "     3.9  Employees"}.  There are no individuals
in the employ of Seller or, to Seller's Best Knowledge, the Property Manager, being employed for the sole benefit of the Property and who will be required to be hired or retained by Purchaser subsequent to the Closing Date. Any employment contracts not assumed by Purchaser and any employees of the Property (as opposed to employees of the manager of the Property) shall be terminated by Seller as of the Closing with no liability to Purchaser.

     3.10 Financial Statements. To the Seller's Best Knowledge, the financial statements furnished by the Seller to the Purchaser were true and correct in all material respects as the date(s) thereof.

     3.11 Documentary Information. To the Seller's Best Knowledge, the Documentary Information will at the time of delivery to Purchaser be complete in all material respects and Seller will not knowingly omit to deliver or furnish any information relating to the Documentary Information if such omission would render such Documentary Information incorrect or incomplete in any material respect.
     3.12 Condition of Premises. To the Seller's Best Knowledge, the Seller is not aware that any of the following statements concerning the Real Property or Improvements is untrue or incorrect in any material respect:

     (a) the Real Property has access to one or more dedicated public streets through curb cuts now in place which have been approved by the applicable governmental authority;

     (b) the Improvements are serviced by water and sewer disposal systems with capacities sufficient to service the Improvements, and all necessary permits for access to such systems have been obtained and all fees in connection therewith have been paid;

     (c) the Improvements are served by public utilities providing electrical, gas and telephone services;

     (d) the Improvements are in good operating condition and repair, without material structural or mechanical defects;

     (e) all permits required for the use and occupancy of the Improvements have been obtained;

     (f) there are no agreements with or in favor of any governmental authority and no conditions were imposed by any governmental authority (other than compliance with laws of general applicability) in connection with the development of the Real Property and its compliance with
          applicable laws;     (g)  the Improvements comply in all material
          respects with all applicable laws governing or regulating the use, construction and operation thereof (except that no representation is made with respect to compliance with environmental laws) and comply in all material respects with the requirements of all insurance policies applicable to the Real Property and all Permitted Title Exceptions; and

     (h) no special assessment has been levied or authorized for levy on the Real Property on account of any public improvement in the vicinity.



                           ARTICLE IV
PURCHASER'S REPRESENTATIONS, WARRANTIES AND COVENANTS{tc  \l 1 " ARTICLE IV
     PURCHASER'S REPRESENTATIONS, WARRANTIES AND COVENANTS"}

     To induce the Seller to enter into this Agreement and to sell the Property, the Purchaser hereby makes the following representations, warranties and covenants with respect to the Property, upon each of which the Purchaser acknowledges and agrees that the Seller is entitled to rely and has relied:

     4.1 Organization and Power{tc \l 2 " 4.1 Organization and Power"}. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; Purchaser or any permitted assignee of Purchaser will, as of the Closing Date, be duly qualified to transact business in the State of Tennessee; and Purchaser has all corporate powers and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations under this Agreement and any document or instrument required to be executed and delivered on behalf of the Purchaser hereunder.
     4.2 Authorization and Execution{tc \l 2 " 4.2 Authorization and Execution"}. This Agreement has been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, constitutes the valid and binding agreement of the Purchaser and is enforceable in accordance with its terms.

     4.3  Noncontravention{tc  \l 2 "   4.3  Noncontravention"}.  The execution
and delivery of and the performance by the Purchaser of its obligations hereunder do not and will not contravene, or constitute a default under, any provisions of applicable law or regulation or any agreement, judgment, injunction, order, decree or other instrument binding upon the Purchaser or result in the creation of any lien or other encumbrance on any asset of the Purchaser.

     4.4  Litigation{tc  \l 2 "    4.4  Litigation"}.  There is no action, suit
or proceeding, pending or known to be threatened, against or affecting the Purchaser or any subsidiary or affiliate of the Purchaser in any court or before any arbitrator or before any Governmental Body which in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which the Purchaser is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement.

     4.5 Bankruptcy{tc \l 2 " 4.5 Bankruptcy"}. No Act of Bankruptcy has occurred with respect to the Purchaser. The Purchaser's Financial Information was true, correct and complete as of the date it was furnished to Seller and reflects fairly the financial position of Purchaser as of the date of financial statements included therein, and no material adverse change in the business or condition (financial or otherwise) of the Purchaser has occurred since the date of such financial statements.

     4.6  Brokerage Commission{tc  \l 2 "    4.6  Brokerage Commission"}.  The
Purchaser has not engaged the services of, and is not and will not become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transaction described herein.


                            ARTICLE V
                       CLOSING{tc  \l 1 "    ARTICLE V
                            CLOSING"}

     5.1 Closing{tc \l 2 " 5.1 Closing"}. Closing shall be held at the offices of the Escrow Agent in Memphis, Tennessee, on the date that is no later than the 15th day following the last day of the Due Diligence Period (the "Closing Date"), unless the parties mutually agree in writing upon another place or earlier date (which shall in any event be held on a Tuesday, Wednesday or Thursday), and shall be a "New York" style closing. In addition to extension of the Closing Date by mutual agreement of the parties, Purchaser shall have the right to extend the Closing Date by no more than 10 business days for no additional consideration. Possession of the Property shall be delivered to the Purchaser at Closing, subject only to Permitted Title Exceptions.

     5.2  Seller's Deliveries{tc  \l 2 "     5.2  Seller's Deliveries"}.

          (a) At Closing, the Seller shall deliver to Purchaser all of the following instruments, each of which shall have been duly executed and, where applicable, acknowledged on behalf of the Seller and shall be dated as of the date of Closing:

                (i) The Deed.

               (ii) The Bill of Sale and Assignment.

               (iii)     An updated rent roll.

               (iv) All instruments necessary to release any liens against the Property.

               (v) Any customary and reasonable affidavit required to be executed and delivered to the title insurance company issuing the owner's title insurance policy on the Property to the Purchaser.

               (vi) A FIRPTA affidavit.

               (vii) To the extent Seller has possession thereof, or actual control over and can obtain copies thereof without unreasonable time or expense, all documents relating to the construction of the Improvements.

               (viii) Any other document or instrument reasonably requested by the Purchaser or required hereby.

          (b)  At Closing, the Seller shall also deliver or cause to be
delivered to the Purchaser the following:               (i)   The originals of
 all Leases (and all leases executed
     between the date hereof and Closing) or true, correct and complete copies thereof certified to the Seller's Best Knowledge by the Seller, together with all files relating to such leases.

               (ii) Copies of all warranties, if any, of manufacturers, suppliers and installers and all licenses and permits possessed by the Seller and relating to the Improvements and the Personal Property, or any part thereof, certified to the Seller's Best Knowledge as being true, correct and complete.

               (iii)  Certified copies of the Seller's partnership certificate.

               (iv) Appropriate resolutions of the board of directors of any corporate general partner of the Seller, certified by the secretary or an assistant secretary of such corporate general partner, together with all necessary approvals and consents of the general and limited partners of the Seller authorizing (a) the execution on behalf of the Seller of this Agreement and the documents to be executed and delivered by the Seller prior to, at or otherwise in connection with Closing, and (b) the performance by the Seller of its obligations hereunder and under such documents.

                (v)  All keys for the Property in possession of the Seller.


     5.3  Purchaser's Deliveries{tc  \l 2 "  5.3  Purchaser's Deliveries"}.  At
Closing, the Purchaser shall pay or deliver to Seller:          (a)  the portion
 of the Purchase Price described in Section 2.2(b).

          (b)  certified copies of the Purchaser's organizational documents.

          (c) appropriate resolutions of the board of directors of the Purchaser, certified by the secretary or an assistant secretary of the Purchaser authorizing (a) the execution on behalf of the Purchaser of this Agreement and the documents to be executed and delivered by the Purchaser at Closing and (b) the performance by the Purchaser of its obligations hereunder and under such documents.

          (d) one or more documents evidencing Purchaser's assumption of the obligations of the Seller arising on and after the Closing Date under all Leases and all Operating Agreements.

          (e) any other document or instrument reasonably requested by the Seller or required hereby.

     5.4 Closing Costs{tc \l 2 " 5.4 Closing Costs"}. Except as is otherwise provided in Article VIII, each party hereto shall pay its own legal fees and expenses. The Seller shall pay (a) the premium for Purchaser's owner's title insurance policy (excluding the cost of any endorsements for which an extra premium is charged), (b) the cost of obtaining an update to the seller's existing survey of the Real Property, (c) 50% of the escrow fees of the Escrow Agent, (d) the cost of a termite inspection report, and (e) any documentary taxes relating to the transfer of the Property to Purchaser. The Purchaser shall pay all other costs in carrying out the transactions contemplated hereunder, including, without limitation, (i) 50% of the escrow fees of the Escrow Agent, (ii) Purchaser's own legal fees and expenses and (iii) the cost of any endorsements to the owner's title policy for which an extra premium is charged.

     5.5  Income and Expense Allocations{tc  \l 2 "    5.5  Income and Expense
Allocations"}. (a) Except as provided in paragraph (b), at Closing, all income and expenses with respect to the Property, and applicable to the period of time before and after Closing, determined in accordance with generally accepted accounting principles consistently applied, shall be allocated between the Seller and the Purchaser as of the date of Closing. The Seller shall be entitled to all income and responsible for all expenses for the period of time up to but not including the date of Closing, and the Purchaser shall be entitled to all income and responsible for all expenses for the period of time from, after and including the date of Closing. Such adjustments shall be shown on the settlement statements (with such supporting documentation as the parties hereto may require being attached as exhibits to the settlement statements) and shall increase or decrease (as the case may be) the amount payable by the Purchaser pursuant to Section 2.2(b). Without limiting the generality of the foregoing, the following items of income and expense shall be allocated at Closing:

          (i) Current (rents actually collected during the month in which Closing occurs) and prepaid rents.

          (ii) Real estate and personal property taxes (which will be prorated in advance or arrears, as the case may be).

          (iii) Amounts due under the Operating Agreements to be assigned to and assumed by the Purchaser.

          (iv) Utility charges (including but not limited to charges for water, sewer, and electricity).

If accurate allocations cannot be made at Closing because current bills are not obtainable (as, for example, in the case of utility bills), the parties shall allocate such income or expenses at Closing on the best available information, subject to adjustment upon receipt of the final bill or other evidence of the applicable income or expense. Any income received or expense incurred by the Seller or the Purchaser with respect to the Property after the date of Closing shall be promptly allocated in the manner described herein and the parties shall promptly pay or reimburse any amount due. The Seller shall pay at Closing all special assessments and taxes applicable to the Property.

     (b) Notwithstanding the foregoing, all miscellaneous tenant income (such as late charges, pet fees, etc.), all delinquent rents and all laundry and vending machine income received by Seller prior to the Closing Date shall be for the account of Seller. At Closing, Seller shall not receive a credit for delinquent rents which remain unpaid as of the Closing Date. Purchaser and Seller agree that any delinquent rents collected by Purchaser after Closing shall be allocated first to Purchaser as current rents due under the leases and second to Seller on account of sums due to Seller for rents accrued prior to Closing and, subject to such allocation, promptly paid to Seller.

     5.6 Lease Deposits and Fees{tc \l 2 " 5.6 Lease Deposits and Fees"}. At Closing, (a) an amount equal the sum of all security and other deposits and refundable fees with respect to the Leases and all interest required by law or by the Leases to be accrued or paid thereon shall be credited against the Purchase Price, and (b) all of the Seller's right, title and interest in and to any such deposits and fees owed by tenants under the Leases but not paid to the Seller shall be assigned to Purchaser.
     5.7  Conditions of Closing{tc  \l 2 "   5.7  Conditions of Closing"}.  The
obligations of the Purchaser to purchase the Property hereunder shall be subject to the satisfaction of the following conditions:

          (a) The representations and warranties of Seller shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on the Closing Date; provided, however, that if Seller discovers prior to the Closing that any such representation or warranty is incorrect or untrue in any material respect, then the Seller shall give written notice thereof to the Purchaser and Seller shall have five business days following the date of such notice to attempt to cure such matter. If Seller is unable or unwilling to effect such a cure within such period, Seller shall so notify Purchaser, and Purchaser shall then have the right to terminate this Agreement by written notice to the Seller within two business days of Seller's notice and the Deposit shall be returned immediately to the Purchaser in accordance with the provisions hereof and neither party shall have any further liability to the other party under this Agreement.

          (b) Purchaser shall have received a title insurance policy covering the Real Property on the standard form of policy prescribed for use in the State of Arkansas and reflecting as exceptions only Permitted Title Exceptions; provided, however, that if such policy is not available at Closing, Purchaser shall have received as evidence of the title insurance a commitment for the issuance of such policy, dated as of the Closing Date, marked by an authorized representative of the title insurer to show how the final policy shall read or a specimen copy of such title insurance, including any endorsements thereto.

        (c) Purchaser shall have received a current or updated survey of the Real Property in whatever form is accepted by the title insurance company that issued the title insurance commitment referred to above for such company to delete the survey exception (other than area) from Schedule B of the owner's policy of title insurance to be issued to Purchaser pursuant to this Agreement.

          (d) Purchaser shall be satisfied that (i) no hazardous substance contaminants or hazardous waste, except as may be used in the regular operation and maintenance of the Property in accordance with applicable law ("Hazardous Materials") are generated or stored on the Property; (ii) neither the Property nor any contiguous lands have been used for the disposal of Hazardous Materials;
(iii) no Hazardous Materials were used in the construction of the Improvements;
(iv) the development of the Property and the construction of the Improvements were performed in substantial compliance with all applicable environmental laws;
(v) no wells (whether in use or shut down) or any underground storage tanks are located on the Property; and (vi) neither radon gas nor lead in the drinking water are present in the Improvements in amounts exceeding current requirements or guidelines under applicable environmental laws.

     5.8  Operations Pending Closing{tc  \l 2 "   5.8  Operations Pending
Closing"}.  Seller covenants with Purchaser as follows:

     (a) During the period between the date hereof and the Closing Date, Seller agrees to lease and renew leases on the Property using the lease form attached as Exhibit E and at rental rates and other concessions specified in Schedule 5.8, with such leases being written for terms not greater than one year.

     (b) From the date of this Agreement to the Closing Date, Seller shall (i) operate the Property, or cause the Property to be operated, repaired and maintained in accordance with Seller's existing management and operating standards and practices, (ii) keep the Property, or cause it to be kept, fully insured in accordance with prudent and customary practice, (iii) not enter into any new Contract or agreement with respect to the management or operation of the Property (other than leases of rental units) that is not cancelable on 30 days' written notice without the consent of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed) and (iv) promptly pay all bills and discharge all obligations arising from the ownership, operation, management, repair, maintenance and leasing of the Property as such payments become due and owing. Between the expiration of the Due Diligence Period and the Closing Date, Purchaser shall have the continuing right from time to time to inspect the Property to verify Seller's compliance with the foregoing.

     (c) Between the end of the Due Diligence Period (if Purchaser has not provided written notice to the Seller of Purchaser's election to terminate this Agreement pursuant to Section 2.3 hereof) and the Closing Date, Purchaser shall have reasonable access to the Real Property and to the records relating to the operation, maintenance and leasing of the Real Property, during normal working hours for the purpose of preparing to assume management of the Property immediately following the Closing, provided that no agent or employee of Purchaser shall unreasonably interfere with the operation, maintenance or leasing of the Real Property or with any tenant during any time that Purchaser's agent or employee is on the Real Property.

     (d) Except for units that become vacant three days prior to Closing, Seller shall deliver the Property to Purchaser in rent ready condition, in the same manner as Seller has done prior to the date of this Agreement.
5.9 ERISA Matters. On or before the Closing Date, the parties shall exchange such information (in the case of Seller, as may be reasonably obtained without undue expense or due diligence) as may be required to establish that consummation of the transactions contemplated hereby will not constitute a prohibited transaction within the meaning of the Employee Retirement Security Act of 1974, as amended. In the event, however, that after the expiration of the Due Diligence Period, either party determines that the transaction would constitute a prohibited transaction, then either party may terminate this Agreement upon five days prior written notice to the other party, but in such event, notwithstanding any provision in this Agreement to the contrary and irrespective of which party elects to terminate this Agreement, Seller shall be entitled to retain the Deposit as its sole and exclusive remedy as liquidated damages.


                           ARTICLE VI
              CONDEMNATION; RISK OF LOSS{tc  \l 1 "    ARTICLE VI
                  CONDEMNATION; RISK OF LOSS"}

     6.1 Condemnation{tc \l 2 " 6.1 Condemnation"}. In the event of any actual or threatened taking, pursuant to the power of eminent domain, of all or any portion of the Real Property, or any proposed sale in lieu thereof, the Seller shall give written notice thereof to the Purchaser promptly after the Seller learns or receives notice thereof. If a part of the Real Property is, or is to be, so condemned or sold that would have the effect of making the Property a nonconforming use under applicable zoning and use laws or that is a material taking, either the Seller or the Purchaser shall have the right to terminate this Agreement pursuant to Section 7.2 or 7.3. If this Agreement is not so terminated, all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid to the Purchaser at Closing. For purposes of this Section 6.1, a "material taking" is any taking other than one in which the taking has no effect on the Improvements or no more than a diminimus effect on the roads on or adjacent to or driveways and parking areas located on the Real Property.

     6.2 Casualty{tc \l 2 " 6.2 Casualty"}. (a) In the event of damage to the Property by fire, Act of God or other casualty to the Improvements on the Property prior to the Closing Date, which in the reasonable estimate of Purchaser would cost $180,000.00 or less to repair, this Agreement shall remain in full force and effect. In such event, Seller shall pay to Purchaser at Closing either the cost to repair plus anticipated rental loss or, if insurance is in effect, the cost of repairs up to all deductible amounts relating to such casualty under any policies of insurance and, provided such insurance (except for any applicable deductibles) fully covers the loss and the claim and proceeds are assignable, pay to Purchaser any sums collected under such insurance policies because of such casualty, and assign to Purchaser all rights to collect sums relating to such casualty as may then be uncollected.

     (b) If such damage is in excess of $180,000.00, in the reasonable estimation of Purchaser, then this Agreement shall, at the option of Purchaser, be terminated pursuant to Section 7.2. If Purchaser does not elect to so terminate, this Agreement shall remain in full force and effect, and Seller shall, at Closing, pay to Purchaser all deductible amounts relating to such casualty under any policies of insurance, pay to Purchaser any sums collected under any such policies because of such casualty, and assign to Purchaser all rights to collect such sums relating to such casualty as may then be uncollected.

                                  ARTICLE VII
                 LIABILITY OF PURCHASER, TERMINATION BY SELLER

     7.1 Liability of Purchaser{tc \l 2 " 7.1 Liability of Purchaser"}. Except for any obligation expressly assumed or agreed to be assumed by the Purchaser hereunder, the Purchaser does not assume any obligation of the Seller or any liability for claims arising out of any occurrence prior to Closing.

     7.2  Termination by Purchaser{tc  \l 2 "     7.2  Termination by
Purchaser"}. If the Purchaser shall be entitled to terminate this Agreement, it shall be entitled only to receive a refund of the Deposit, and the Purchaser does hereby forever waive and relinquish any right to sue the Seller for any reason whatsoever. If, prior to the Closing, the Seller defaults in performing any of its obligations under this Agreement (other than under Section 5.7(b) hereof), and such default is ongoing beyond any applicable cure period, the Purchaser shall have the right to receive a refund of the Deposit, or, at its election, to sue Seller for specific performance hereunder or such compensatory damages as might be awarded in conjunction with an award for specific performance, as its sole and exclusive remedy and relief hereunder. In no event, however, shall Seller be liable to Purchaser for any punitive, speculative, consequential or other similar damages for breach by Seller prior to Closing.

     7.3  Termination by Seller{tc  \l 2 "   7.3  Termination by Seller"}.  If
the Seller shall be entitled to terminate this Agreement, it shall be entitled only to retain the Deposit as its sole and exclusive remedy as liquidated damages. If, prior to Closing, the Purchaser defaults in performing any of its obligations under this Agreement, the Seller shall have the right to retain the Deposit as its sole and exclusive remedy hereunder as liquidated damages.


                          ARTICLE VIII
              ACKNOWLEDGMENTS OF PURCHASER{tc  \l 1 " ARTICLE VIII
                 ACKNOWLEDGMENTS OF PURCHASER"}

     8.1 Acceptance of Property{tc \l 2 " 8.1 Acceptance of Property"}. The Purchaser acknowledges that it will have inspected the Property prior to the Closing, it will be fully familiar with the physical condition and state of repair thereof, and, except as otherwise expressly provided in Section 2.3, Purchaser shall accept the Property "as is" and in its present condition, subject to reasonable use, wear, tear and natural deterioration between the date hereof and the date of Closing, without any reduction in the Purchase Price for any change in such condition. Except as provided in Article III, the Seller has not made and does not make any representations or warranties, either express or implied, with respect to any financial matters with respect to the Seller, the Property, the operations of the Property or otherwise, or the physical condition, fitness for a particular purpose or merchantability of any of the Property.

     8.2  Inspections{tc  \l 2 "   8.2  Inspections"}.  In entering into this
Agreement, Purchaser has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by the Seller or any agent, employee or other representative of the Seller or by any broker or any other person representing or purporting to represent the Seller, which are not expressly set forth herein.
                           ARTICLE IX
               MISCELLANEOUS PROVISIONS{tc  \l 1 "     ARTICLE IX
                   MISCELLANEOUS PROVISIONS"}

     9.1  Completeness; Modification{tc  \l 2 "   9.1  Completeness;
Modification"}. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto. This Agreement may be modified only by a written instrument duly executed by the parties hereto.

     9.2  Assignments{tc  \l 2 "   9.2  Assignments"}.  The Purchaser may not
assign its rights hereunder except with the prior written consent of the Seller (which consent the Seller shall not be obligated to give and with such consent to be subject to such conditions as the Seller may impose). Notwithstanding the foregoing, Purchaser may assign its rights under this Agreement to an assignee which is managed or advised by a corporate affiliate of Purchaser or by persons who are officers of a corporate affiliate of Purchaser upon not less than five days prior written notice to Seller. Such assignee may include a corporation, partnership or trust for which a corporate affiliate of Purchaser or a person who is an officer of a corporate affiliate of Purchaser acts as a general partner, a trustee, an asset manager or an investment advisor and a corporation the shares of stock of which are owned by any such corporation, partnership or trust. For purposes of this Section 9.2, a "corporate affiliate" shall mean an entity which controls, is controlled by, or is under common control with Purchaser. Any such assignment shall not, however, relieve Purchaser of its obligation, subject to the terms and conditions of this Agreement, to purchase the Property on the Closing Date.
     9.3  Successors and Assigns{tc  \l 2 "  9.3  Successors and Assigns"}.
This Agreement shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     9.4  Days{tc  \l 2 "     9.4  Days"}.  If any action is required to be
performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a "day" or "days" shall refer to calendar days and not business days.

     9.5 Governing Law{tc \l 2 " 9.5 Governing Law"}. This Agreement and all documents referred to herein are governed by and construed and interpreted in accordance with the laws of the State of Tennessee.

     9.6 Counterparts{tc \l 2 " 9.6 Counterparts"}. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement.

     9.7 Severability{tc \l 2 " 9.7 Severability"}. If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     9.8  Costs{tc  \l 2 "    9.8  Costs"}.  Regardless of whether Closing
occurs hereunder, and except as otherwise expressly provided herein, each party hereto shall be responsible for its own costs in connection with this Agreement and the transactions contemplated hereby, including without limitation fees of attorneys, engineers and accountants.

     9.9 Notices{tc \l 2 " 9.9 Notices"}. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, telecopied (if receipt thereof by the other party is confirmed by the party sending such telecopy) sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) when actually delivered to the intended recipient.

     For the Seller:          c/o PaineWebber Income Properties
                         265 Franklin Street, 16th Floor
                         Boston, Massachusetts 02110
                         Attn:     Mr. Rock D'Errico
                         Fax: (617) 345-8752


     with a copy to:          Hunton & Williams
                         951 East Byrd Street
                         Richmond, Virginia 23219
                         Attn:     Vicki O. Tucker, Esq.
                         Fax: (804) 788-8218

     For the
     Purchaser:               c/o Sentinel Real Estate Corporation
                         1290 Avenue of the Americas
                         New York, New York 10104-0394
                         Attn:  Mr. Larry Scheffler
                         Fax:   (212) 586-2928

     with a copy to:          Hutton Ingram Yuzek Gainen Carroll
                           & Bertolotti
                         250 Park Avenue
                         New York, New York 10177
                         Attn:  Shane O'Neill, Esq.
                         Fax: (212) 907-9681

Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party in a manner described in this Section.

     9.10 Incorporation by Reference{tc  \l 2 "   9.10 Incorporation by
Reference"}. All of the Exhibits attached hereto are by this reference incorporated herein and made a part hereof.

     9.11 Further Assurances{tc \l 2 " 9.11 Further Assurances"}. The Seller and the Purchaser each covenant and agree to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by either party hereto for the purpose of or in connection with consummating the transactions described herein.

     9.12 No Partnership{tc  \l 2 "     9.12 No Partnership"}.  This Agreement
does not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of seller and purchaser specifically established hereby.

     9.13 Time of Essence{tc  \l 2 "    9.13 Time of Essence"}.  Time is of the
essence with respect to every provision hereof; provided, however, that any extension of the Closing Date in accordance with Section 5.1 shall not constitute a breach of this Section 9.14.

     9.14 Survival{tc \l 2 " 9.14 Survival"}. All of the representations, warranties, covenants and agreements of the Seller and the Purchaser made in, or pursuant to, this Agreement shall not survive Closing and shall merge into the Deed or any other document or instrument executed and delivered in connection herewith. Notwithstanding the foregoing, (a) the representations and warranties of the Seller and the Purchaser shall survive the Closing for a period of not more than six months from the date thereof, provided that the party alleging a breach of any of the other party's representations and warranties delivers written notice to the alleged breaching party within such period, and (b) Purchaser's obligations with respect to Section 2.3(e) shall survive the Closing or any termination of this Agreement pursuant to the terms and provisions hereof.

     9.15 Confidentiality{tc  \l 2 "    9.15 Confidentiality"}.  The Purchaser
hereby agrees that it shall use all commercially reasonable efforts to ensure that all information related to or obtained about the Property by Purchaser and its officers, employees, agents and contractors pursuant to this Agreement is kept confidential prior to Closing; provided, however, that Purchaser may reveal such information to prospective tenants, title companies, lenders, engineers, accountants, attorneys, brokers and the like and shall request that such information be kept confidential. Any violation of this provision shall constitute a material breach of this Agreement.

                              ARTICLE X
                     ESCROW AGENT{tc  \l 1 " ARTICLE X
                         ESCROW AGENT"}

     10.1 Employment{tc  \l 2 "    10.1 Employment"}.  The Escrow Agent shall
hold the Deposit in escrow in a special bank account (or as otherwise agreed in writing by the Seller, the Purchaser and the Escrow Agent) until the Closing or sooner termination hereof and shall pay over or apply such proceeds in accordance with the terms of this Section. Unless notice of termination is given in accordance with the provisions of Section 2.3 of this Agreement, neither Seller nor Purchaser shall make demand on the Escrow Agent for payment of the Deposit, or take any other action with respect to the Deposit, during the Due Diligence Period. The Escrow Agent shall invest the Deposit in a manner agreed to in writing by the Seller and the Purchaser. At Closing, the Deposit shall be paid by the Escrow Agent to the Seller and applied to the Purchase Price as credit for the Purchaser. If for any reason Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of such amount, the Escrow Agent shall give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within 10 business days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent does receive such written objection within such 10 day period or if for any other reason the Escrow Agent in good faith shall elect not to make such payment, the Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties hereto or a final judgment of a court of competent jurisdiction. The Escrow Agent shall, however, have the right at any time during which a dispute exists as to entitlement to the Deposit to file a suit with a court of competent jurisdiction and to pay the Deposit to such court (or an officer thereof). The Escrow Agent shall give written notice of such deposit to the Seller and the Purchaser. Upon such deposit, the Escrow Agent shall be relieved of and discharged from all further obligations and responsibilities hereunder.

     10.2 Exculpation{tc  \l 2 "   10.2 Exculpation"}.  The parties acknowledge
that the Escrow Agent is acting at their request and convenience and solely as a stakeholder, that the Escrow Agent shall not be deemed to be the agent of either of the parties and that the Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Agreement or involving gross negligence.
The Seller and the Purchaser hereby jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses (including reasonable attorneys' fees) incurred in connection with the performance by the Escrow Agent of its duties hereunder, except with respect to actions or omissions taken or suffered by the Escrow Agent in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of the Escrow Agent.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed in their names by their respective duly-authorized representatives.

                         SELLER:

                         PAINEWEBBER QUALIFIED PLAN PROPERTY
                         FUND THREE, LP, a Delaware limited partnership
                         By:  Third Qualified Properties, Inc., its
                              Managing General Partner



                         By:  /s/ Rock M. D'Errico
                         Its: Vice President


                         PAINEWEBBER QUALIFIED PLAN PROPERTY
                         FUND FOUR, LP, a Delaware limited partnership


                         By:  Fourth Qualified Properties, Inc., its
                              Managing General Partner



                         By:  /s/ Rock M. D'Errico
                         Its: Vice President

                         PURCHASER:


                         SRE ACQUISITION CORP.,
                         a Delaware corporation


                         By:  /s/ Noel S. Belli
                         Its: Vice President

                     CONSENT BY ESCROW AGENT


     The undersigned has executed this Agreement to acknowledge receipt of the Deposit and to consent to and agree to be bound by the provisions of this Agreement applicable to the Deposit and the Escrow Agent.


                         FIRST AMERICAN TITLE INSURANCE COMPANY


                         By:  /s/ Donna M. Lacy
                         Its: Escrow Officer

         1/12/95

      Date                                                   CONFORMED COPY


                      SRE ACQUISITION CORP.
              c/o Sentinel Real Estate Corporation
                   1290 Avenue of the Americas
                  New York, New York 10104-0394

                                          as of February 27, 1995


PaineWebber Qualified Plan
   Property Fund Three, LP
PaineWebber Qualified Plan
   Property Fund Four, LP
c/o PaineWebber Income Properties
265 Franklin Street, 16th Floor
Boston, Massachusetts 02110
Attn.:  Mr. Rock D'Errico

                 Re:   Cordova Creek Apartments
                      Cordova, Tennessee


Gentlemen:

     Reference is made to that certain Agreement of Purchase and Sale dated as of January 12, 1995 between you, as Seller, and the undersigned, as Purchaser (the "Agreement"). Please be advised that the undersigned, in accordance with
Section 2.3(a) of the Agreement, hereby elected to terminate the Agreement. Notwithstanding the foregoing, however, the aforesaid termination shall be void and of no force and effect if you execute and telecopy to the undersigned on or before 5 P.M. Tuesday February 28, 1995 (with an original to follow by Federal Express), a copy of this letter, thereby agreeing to the following amendments to the Agreement:

     A. The Due Diligence Period (as such term is defined in the Agreement) shall be extended until March 20, 1995.

     B. Of the $100,000 Deposit (as such term is defined in the Agreement), $25,000 shall be non-refundable to Purchaser in the event Purchaser exercises its right to terminate the Agreement in accordance with Section 2.3(a) thereof; provided, however, that in the event Purchaser exercises such termination right as a result of Purchaser's objections to conditions (whether Permitted Title Exceptions or otherwise) reflected on the survey to be delivered by Seller, said $25,000 shall be refundable to Purchaser.

     C.   At Closing, Purchaser shall give the following representation:

     Purchaser is not acquiring its interest in the Property with "plan assets" (as defined in the Plan Asset Regulations) of any Employee Plan. For purposes of this representation, "Plan Asset Regulations" means Section 2510.3-101 of the regulations promulgated by the U.S. Department of Labor on November 13, 1986, as amended; and "Employee Plan" means any (i) "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended,
     (ii) "plan" as defined in Section 4975(e) of the Internal Revenue Code of 1986, as amended, or (iii) person or entity noting on behalf of any plan described in clause (i) or (ii) above.
     If you have any questions, please do not hesitate to telephone me.

                                   Very truly yours,

                                   SRE ACQUISITION CORP.

                                   By:  /s/ John H. Streicker

                                        Its:  President

Amendment of the Agreement
as Set Forth Above
Accepted and Agreed

PAINEWEBBER QUALIFIED PLAN
PROPERTY FUND THREE, L.P.
By:  Third Qualified Properties, Inc.

     By:  /s/ Rock M. D'Errico

          Its:  Vice President

PAINEWEBBER QUALIFIED PLAN
PROPERTY FUND FOUR, L.P.
By:  Fourth Qualified Properties, Inc.

     By:  /s/ Rock M. D'Errico

          Its:  Vice President

cc:  Hunton & Williams
     951 East Byrd Street
     Richmond, Virginia 23219
     Attn:  Vicki O. Tucker, Esq.
     CONFORMED COPY


                      SRE ACQUISITION CORP.
              c/o Sentinel Real Estate Corporation
                        666 Fifth Avenue
                    New York, New York 10103


                                                   March 20, 1995


PaineWebber Qualified Plan
  Property Fund Three, LP
PaineWebber Qualified Plan
  Property Fund Four, LP
c/o PaineWebber Income Properties
265 Franklin Street, 16th Floor
Boston, Massachusetts 02110
Attn.:  Mr. Rock D'Errico

                 Re:  Cordova Creek Apartments
                      Cordova, Tennessee


Gentlemen:

     Reference is made to that certain Agreement of Purchase and Sale dated as of January 12, 1995 between you, as Seller, and the undersigned, as Purchaser, as amended by that certain letter agreement dated February 27, 1995 extending the Due Diligence Period (as amended, the "Agreement"). Please be advised that the undersigned, in accordance with Section 2.3(a) of the Agreement, hereby elects to terminate the Agreement. Notwithstanding the foregoing, however, the aforesaid termination shall be void and of no force and effect if you execute and telecopy to the undersigned on or before 5 P.M. on March 21, 1995 (with an original to follow by Federal Express), the enclosed copy of this letter, thereby agreeing as follows:

     1. You shall deliver to us at Closing a Quitclaim Deed reflecting the legal description set forth on the survey (which differs from the description in the Agreement);

     2. With respect to the Title Insurance Commitment issued by First American Title Insurance Company (Commitment No. 165922) you shall satisfy the requirements set forth on Schedule B - Section I at or prior to Closing (except for requirement (a), which we shall satisfy), and you shall cause the exceptions set forth on Schedule B - Section II to be amended to omit exceptions 1-4, and omit the easement designated Z8 6124 listed in exception 6 to the extent such easement does not apply to the Property; and

     3. You shall provide the undersigned with a credit at Closing equal to $44,600, to be broken out as follows:

          GFI Code Violations:                         $15,000
          ADA/Ten Handicap Violations:                  23,000
          Eleven washer/dryers:                          6,600

     If you have any questions, please do not hesitate to telephone me. Very truly yours,

                         SRE ACQUISITION CORP.


                           By:/s/ Noel S. Belli

                              Its:  Vice President

Conditions Accepted and Agreed

PAINEWEBBER QUALIFIED PLAN
PROPERTY FUND THREE, L.P.
By:  Third Qualified Properties, Inc.

     By:  /s/ Rock M. D'Errico

          Its:  Vice President

PAINEWEBBER QUALIFIED PLAN
PROPERTY FUND FOUR, L.P.
By:  Fourth Qualified Properties, Inc.


     By:  /s/ Rock M. D'Errico

          Its:  Vice President

cc:  Hunton & Williams
     951 East Byrd Street
     Richmond, Virginia 23219
     Attn:  Vicki O. Tucker, Esq.
     CONFORMED COPY

                    AMENDMENT TO AGREEMENT OF
                        PURCHASE AND SALE


     THIS AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (the "Agreement"), dated as of April 12, 1995, by and among PAINEWEBBER QUALIFIED PLAN PROPERTY FUND THREE, LP and PAINEWEBBER QUALIFIED PLAN PROPERTY FUND FOUR, LP, each, a Delaware limited partnership (collectively, the "Seller"), and CORDOVA CREEK APARTMENTS, INC., a Tennessee corporation (as assignee of SRE ACQUISITION CORP., the "Purchaser"), provides as follows:

     WHEREAS, the Seller and the Purchaser have previously entered into an Agreement of Purchase and Sale (the "Purchase Agreement"), dated as of January 12, 1995, providing for the purchase and sale of the property (the "Real Property") commonly known as Cordova Creek Apartments, located in Memphis, Tennessee (all capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement);

     WHEREAS, by letter agreement dated March 20, 1995, the parties amended the Purchase Agreement to, among other things, require the Seller to deliver to Purchaser at Closing a quitclaim deed for the Real Property;

     WHEREAS, by Agreement of Assignment and Assumption of Contract, dated as of April 7, 1995, between SRE Acquisition Corp. and the Purchaser, SRE Acquisition Corp. assigned its rights as purchaser under the Purchase Agreement to the Purchaser, and the Purchaser assumed the obligations of SRE Acquisition Corp. as purchaser thereunder;
     WHEREAS, the parties desire to waive the requirement for the delivery of a quitclaim deed and to make certain amendments to the Purchase Agreement;

     NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. The Purchase Agreement hereby is amended by deleting all references to PaineWebber Qualified Plan Property Fund Three, LP as seller and the sole Seller of the Property shall be PaineWebber Qualified Plan Property Fund Four, LP.

     2. The Purchaser hereby agrees that the Seller shall have no obligation to deliver to Purchaser a quitclaim deed for the Real Property.

     3. The Purchase Agreement hereby is amended to delete Exhibit A to the Purchase Agreement and to substitute in lieu thereof Exhibit A attached hereto.

     4. (a) The Purchaser hereby makes the following representations and warranties, upon which the Purchaser acknowledges and agrees that the Seller is entitled to rely and has relied:

               Purchaser is not acquiring its interest in the Property with "plan assets" (as defined in the Plan Asset Regulations) of any Employee Plan. For purposes of this representation, "Plan Asset Regulations" means Section 2510.3-101 of the regulations promulgated by the U.S. Department of Labor on November 13, 1986, as amended; and "Employee Plan" means any (i) "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (ii) "plan" as defined in
          Section 4975(e) of the Internal Revenue Code of 1986, as amended, or (iii) person or entity acting on behalf of any plan described in clause (i) or (ii) above.

     (b) Section 4.1 of the Purchase Agreement is hereby amended by deleting the word "Delaware" in the second line and inserting in substitution therefor the word "Tennessee."

     5. The Purchaser agrees that Seller's obligations under Section 5.2(a)(vii), 5.2(b)(i), 5.2(b)(ii), and 5.2(b)(v) of the Purchase Agreement shall be satisfied by delivery of the original Leases and other documents and items described therein to the Purchaser by the Property Manager of the Property at Closing.

     6. This Agreement may be executed in counterparts, which, when taken together, shall constitute but one and the same instrument.

     7. In all other respects, as of the date hereof, the Purchase Agreement, shall be deemed reaffirmed and reinstated without amendment except as specifically provided herein.




            [signatures appear on the following page]
            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


                         PAINEWEBBER QUALIFIED PLAN PROPERTY
                         FUND THREE, LP, a Delaware limited partnership



                         By:  Third Qualified Properties, Inc., its
                              Managing General Partner



                         By:  /s/ Rock M. D'Errico
                         Its: Vice President


                         PAINEWEBBER QUALIFIED PLAN PROPERTY
                         FUND FOUR, LP, a Delaware limited partnership



                         By:  Fourth Qualified Properties, Inc., its
                              Managing General Partner



                         By:  /s/ Rock M. D'Errico
                         Its: Vice President


                         CORDOVA CREEK APARTMENTS, INC.,
                         a Tennessee corporation


                         By:     /s/ Noel S. Belli
                         Its:    Vice President






                                           Exhibit A to Amendment



                  Description of Real Property



[WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST.]